Exhibit 99.1

FLAGSTONE RE TO PRESENT AT THE BARCLAYS CAPITAL 2009 GLOBAL
FINANCIAL SERVICES CONFERENCE

HAMILTON, Bermuda--(BUSINESS WIRE) – September 11th 2009 - Flagstone Reinsurance Holdings Limited (NYSE: FSR) announced today that Mark Byrne, the Company’s Executive Chairman, will be presenting at the Barclays Capital 2009 Global Financial Services Conference at the Hilton New York Hotel on Wednesday, September 16th, 2009 at 11:15 am EDT.

Slides from the presentation, and a live listen-only audio webcast will be available in the Investor Relations section of the Company’s website. www.flagstonere.com.  A replay of the webcast will be available on the website 24 hours after the presentation and will remain available until November 16h, 2009.

About Flagstone Reinsurance Holdings Limited

Flagstone, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance and insurance businesses. Flagstone Réassurance Suisse has received “A-” financial strength ratings from both A.M. Best and Fitch Ratings, and “A3” ratings from Moody's Investors Service.  Island Heritage and Flagstone Reinsurance Africa have received “A-” financial strength ratings from A.M. Best.

The Company is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at the Company’s website located at www.flagstonere.com.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303